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                                                                     EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 37 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 38 to the Registration Statement under the Investment Company Act of 1940 on Form N-1A (File Nos. 2-78808 and 811-3541, respectively) of our report dated December 18, 2000 on our audit of the financial statements and financial highlights of Asset Management Fund, which report is included in the Annual Report to Shareholders for the year ended October 31, 2000 and for the respective periods then ended. We also consent to the reference of our firm under the headings "Financial Highlights" and "Shareholder Reference Information" in the Prospectus and under the heading "Counsel and Independent Accountants" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
December 22, 2000